UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2012 (May 7, 2012)

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On May 7, 2012, Cheniere Energy, Inc. (“Cheniere”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Havelock Fund Investments Pte Ltd (indirectly owned by Temasek Holdings (Private) Limited) and Greenwich Asset Holding Ltd (owned by RRJ Capital Master Fund I, L.P.) (each, a “Purchaser” and together, the “Purchasers”). Pursuant to the Stock Purchase Agreement, the Purchasers agreed to purchase an aggregate of 31,000,000 shares of Cheniere common stock, par value $0.003 per share (“Common Stock”), at a price of $15.10 per share. Each Purchaser agreed to purchase 15,500,000 shares of Common Stock.
The Common Stock was offered, and the Stock Purchase Agreement entered into, pursuant to a registered direct offering (the “Offering”). The total proceeds to Cheniere from the sale of the Common Stock were $468.1 million before expenses. Cheniere did not hire a placement agent firm or utilize an underwriter in connection with the Offering. The transactions contemplated by the Offering closed on May 10, 2012.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
d)    Exhibits

Exhibit Number	Description
5.1*	Opinion of Andrews Kurth LLP.
10.1*	Stock Purchase Agreement, dated May 7, 2012.
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 10, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Andrews Kurth LLP.
10.1*	Stock Purchase Agreement, dated May 7, 2012.
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

* Filed herewith.